FOR IMMEDIATE RELEASE	Exhibit 99.1

FROM:    MSA (MSA Safety Incorporated)

Ticker: MSA (NYSE)

Media Contact: Mark Deasy – (412) 559-8154

Investor Relations Contact: Elyse Lorenzato – (412) 352-1423

MSA Safety to Expand Gas Detection Business with Acquisition of Bacharach, Inc.; a Leader in Heating, Ventilation, Air Conditioning and Refrigeration (HVAC-R) Leak Detection

•	Acquisition will expand MSA’s gas detection portfolio and leverages MSA’s product and manufacturing expertise into new markets

•	Expected to be accretive to earnings, margins and cash flow in the first full year of ownership

•	Transaction is expected to be financed through a combination of fixed and variable incremental borrowings with an after-tax cost of less than two percent

PITTSBURGH, May 24, 2021 – Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today announced that it has entered into a definitive agreement to acquire Bacharach, Inc. and its affiliated companies (Bacharach) from FFL Partners, a San Francisco, California based private equity firm, in a transaction valued at $337 million. Headquartered near Pittsburgh in New Kensington, Pa., Bacharach is a leader in gas detection technologies used in the heating, ventilation, air conditioning and refrigeration (HVAC-R) markets with annual revenue of approximately $70 million. The company employs 200 people across four locations in the U.S., Canada and Ireland.

Founded in 1909, Bacharach’s advanced instrumentation technologies help protect lives and the environment, while also increasing operational efficiency for its diversified customer base. The company’s portfolio of gas detection and analysis products are used to detect, measure and analyze leaks of various gases that are commonly found in both commercial and industrial settings. Bacharach has strong expertise in the refrigerant leak detection market with customers in the HVAC-R, food retail, automotive, commercial and industrial refrigeration, and military markets.

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“The acquisition of Bacharach accelerates our long-term growth strategy to expand our addressable market in applications that align with MSA’s mission and core technologies,” said Nish Vartanian, MSA Chairman, President and CEO. “With a leading detection portfolio and strong brand, Bacharach provides access to attractive end markets while aligning exceptionally well with MSA’s product and manufacturing expertise.” Mr. Vartanian added that MSA’s gas detection manufacturing Center of Excellence and Bacharach’s headquarters are both located in the greater Pittsburgh area.

MSA Senior Vice President and Chief Financial Officer Ken Krause will serve as the Executive Sponsor of the acquisition. In this capacity, Mr. Krause will have oversight of the Bacharach integration process and work to ensure acquisition synergies are achieved.

“The acquisition of Bacharach is an exciting opportunity to add further resilience in our gas detection portfolio,” Mr. Krause said. “Bacharach’s end markets align with regulatory tailwinds that support growth through various economic cycles. The company’s complementary technology and manufacturing processes also provide an opportunity to enhance productivity across a number of areas,” he said.

Mr. Krause added that the acquisition reflects MSA’s balanced approach for capital deployment. “Growth continues to be the top priority in our capital allocation strategy. The strength of our balance sheet has positioned us very well to pursue organic and inorganic growth opportunities across our portfolio while funding an increasing dividend,” he said.

Matthew Toone, Bacharach CEO commented, “MSA’s global reach will play a significant role in driving future growth for Bacharach. With complementary technology, similar missions and a like-minded stance on sustainability and the environment, we see this acquisition as a great match for both Bacharach and for MSA.”

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The detection brands of MSA, which include General Monitors, Senscient, Sierra Monitor, and now Bacharach, represent more than 325 combined years of gas detection innovation, with one common mission: protecting the health and safety of people and facility infrastructures around the world.

MSA is planning for adjusted earnings accretion of $0.10 - $0.15 per share in the second half of 2021 and $0.25 - $0.35 per share for the full year of 2022. MSA expects to use a combination of its senior revolving credit facility and long-term fixed rate debt to fund the transaction at closing. The acquisition is expected to add approximately one turn of leverage to MSA’s balance sheet.

In connection with the acquisition, MSA amended and extended its credit facilities to increase borrowing capacity and provide enhanced flexibility. With these amendments, MSA’s senior revolving credit facility now includes a sustainability-linked pricing structure that is tied to the company’s performance on certain ESG metrics.

The transaction is expected to close in early July, subject to the satisfaction of customary closing conditions, including receipt of regulatory approvals.

About MSA

Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations. The company’s comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military. MSA’s core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices. With 2020 revenues of $1.35 billion, MSA employs approximately 5,000 people worldwide. The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America. With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America. For more information visit MSA’s web site at www.MSAsafety.com.

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About Bacharach, Inc.

Bacharach is a provider of cleantech solutions for gas and refrigerant leak detection and identification, refrigerant tracking, combustion and emissions analysis instrumentation, and high-purity oxygen gas analysis in commercial and industrial applications. Bacharach products make the heating, ventilation, air-conditioning, refrigeration (HVAC-R), and process industries safer, cleaner, and more energy-efficient, enabling customers to increase productivity, reduce costs, and protect lives and the environment.

Cautionary Statement Regarding Forward-Looking Statements

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about MSA’s and Bacharach managements’ future expectations, beliefs, goals, plans or prospects. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation the ability of MSA to successfully integrate Bacharach’s operations and employees, unexpected costs, changes or expenses resulting from the transaction, risks that the transaction disrupts the current plans and operations of MSA and Bacharach, the ability to realize anticipated synergies, MSA’s ability to successfully grow Bacharach’s business, potential adverse reactions or changes in business relationships resulting from the announcement of the transaction, the retention of key employees, global economic conditions, spending patterns of government agencies, competitive pressures, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission (“SEC”), including our most recent Form 10-K filed on February 19, 2021. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

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